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                                                                     Exhibit 5.2

Barristers & Solicitors                          MCCARTHY TETRAULT LLP
Patent & Trade-mark Agents                       P.O. Box 10424, Pacific Centre
McCarthy Tetrault                                Suite 1300, 777 Dunsmuir Street
                                                 Vancouver BC  V7Y 1K2
                                                 Canada
                                                 Telephone:  604 643-7100
                                                 Facsimile:  604 643-7900
                                                 www.mccarthy.ca

We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form F-10 and related Prospectus of Intrawest Corporation (the "Corporation") for the registration of 7.50% Senior Exchange Notes due October 15, 2013 of the Corporation.

Yours very truly,


/s/ McCarthy Tetrault LLP

Vancouver, British Columbia
December 1, 2003


Vancouver, Calgary, London, Toronto, Ottawa, Montreal, Quebec, New York and London, England
An Ontario Limited Liability Partnership